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                                                                   EXHIBIT 10.17

                           STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 2nd day of April 1999, by and between ARXA International Energy, Inc., ("Company") 530 Wells Fargo Drive, Suite 310, Houston, Texas 77090 and Covington Energy, Inc., ("Purchaser") 2301 14th Street, Suite 404, Gulfport, Mississippi 39501.

That for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Shares. On the terms and subject to the conditions hereof, the Company agrees to issue and sell 6,000,000 shares of its common stock to Purchaser at $0.20 per share or a total of $1,200,000, and Purchaser agrees at the closing to purchase 6,000,000 shares for $0.20 per share or pay a total consideration of $1,200,000. The common stock being purchased by Purchaser shall be free and clear of all liens, claims, encumbrances, and restrictions.

2. Option to Purchase. Shares Company, subject to consummation of the purchase by Purchaser of 6,000,000 shares of common stock as provided in paragraph
    (1), hereby grants to Purchaser an option to acquire for cash 15,000,000 shares of common stock at a purchase price of $0.20 per share. This option may be exercised in whole or in part, at any time and from time to time, by Purchaser during a period of 180 days from date of this Agreement.

3. Purchaser is the owner of oil and gas properties in the States of Mississippi and Texas. Purchaser shall have the right and option to roll in and sell oil and gas properties to Company for common stock in Company. The value to be attributed to the oil and gas properties, both producing and non-producing and exploratory properties for a value determined by independent oil and gas experts, mutually acceptable to Company and Purchaser.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the purchaser as follows:

    (a) The Company is a validly existing corporation in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its properties and to conduct its business as presently being conducted by it. The Company has not qualified to do business as a foreign corporation in any other jurisdiction, except for the State of Texas.

    (b) Capitalization. The authorized capital stock of the Company consists of
        (i) 100,000,000 shares of common stock, of which 5,231,922 shares are issued and outstanding as of the date of execution hereof, and (ii) 2,000,000 of preferred stock par value $1.00 per share of the Company, none of which are outstanding as of the date of execution. All of the shares have been dully authorized and upon full payment therefor pursuant to paragraph (1) will be validly issued, fully paid and non-assessable. There are no options, warrants, calls,
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        conversions or any other rights, or any agreements or commitments of any nature which obligate the Company to issue any additional shares of common stock or any securities convertible into, or exchangeable for any such shares of capital stock and no authorization therefor has been given other than the options granted in this Agreement, except as shown in Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ending October 31, 1998. During the period from the date of execution hereof until expiration of the options granted in this Agreement, the Company will not issue, sell, or agree to issue, or sell any authorized and unissued shares of its common and preferred stock.

    (c) Authority. The Company has full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and has duly executed this Agreement. Assuming the due authorization, execution and delivery hereof by Purchaser, and the binding effect upon it, this Agreement is legal, valid and binding upon the Company and is enforceable against the Company in accordance with the terms.

    (d) Litigation. There are no legal proceedings pending or, to the knowledge of the Company, threatened against the Company, which, if adversely determined, could in any respect, prevent or impair the ability of the Company to perform its obligations under this Agreement.

5. Covenants of Purchaser. Purchaser hereby covenants to the Company as follows:

    (a) It is the intention of Purchaser to continue the present business operations of the Company and to initiate and pursue operations by the Company in oil and gas development. Purchaser will continue with the present management of L. Craig Ford, President and Dennis P. McGrath, Vice President.

    (b) Purchaser shall cause the Company to do all things necessary to maintain, preserve, and renew the corporate existence of the Company in all material, licenses, authorizations and permits now or hereafter necessary to conduct the Company's business.

6. Closing. Provided that all terms and conditions hereof have been satisfied or satisfaction thereof has been waived by the party entitled to require satisfaction thereof, the purchase and sale of the shares of common stock shall take place at the offices of the Company, at 530 Wells Fargo Drive, Suite 310, Houston, Texas 77090 no later than 2:00 p.m. on May 1, 1999 unless otherwise agreed by the parties.

7. This Agreement contains the entire agreement between the parties, and any agreement hereinafter made shall be ineffective to change, modify, discharge or in effect and abandonment of it in full or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

8. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by, the successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement
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    constitutes the entire agreement between parties and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those not set forth herein. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, unenforceability shall not effect the remaining provisions of this Agreement and the Agreement shall be construed as if such invalid, illegal, and unenforceable provision or provisions had never been sustained herein.



EXECUTED AND DELIVERED the day and year first above written.


ARXA International Energy, Inc.

By: /s/ L. Craig Ford             4/2/99
    -------------------------     ------
    President                     Date



Covington Energy, Inc.

By: /s/ Norris R. Harris          4/2/99
    -------------------------     ------
    President                     Date